Exhibit (d)(36)

Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement,
dated as of March 5, 2010

between

FMR Co., Inc.

and

Fidelity Management & Research (Japan) Inc.

Name of Trust	Name of Portfolio	Effective Date
Fidelity Rutland Square Trust II	Strategic Advisers Core Income Fund	03/05/10

Agreed and Accepted
as of March 5, 2010

Fidelity Management & Research (Japan) Inc.

By: /s/ JS Wynant

Name: JS Wynant

Title: Treasurer

FMR Co., Inc.

By: /s/ JS Wynant

Name: JS Wynant

Title: Treasurer